Exhibit 99.1

COMSTOCK

Comstock Reports Second Quarter 2024 Results

Asset-light, debt-free business model continues to deliver positive results

- **Revenue increased 20% to $10.8 million; YTD increase of 11% to $21.4 million**
    - **103% increase in recurring fee-based Property & Parking Management revenue; YTD increase of 74%**
    - **24 additional AUM vs. prior year**
- **Net income increased 99% to $0.9 million; YTD increase of 51% to $1.9 million**
- **Adjusted EBITDA increased 56% to $1.6 million; YTD increase of 16% to $3.1 million**
- **6 new commercial leases executed in Q2 representing over 60,000 sqft. of office and retail space**
- **Residential managed portfolio 97% leased; in-place rent growth of 7% vs. prior year**

RESTON, Va. — August 8, 2024 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the second quarter ended June 30, 2024.

"Our growth continued as expected in Q2, as we achieved comparative quarterly revenue growth for the 16th consecutive period driven by the expansion of our managed portfolio and the predictable, low-risk, fee-based nature of our business," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "The stabilized assets in our managed portfolio are approximately 95% leased in total, and include numerous trophy-class office properties leased well-above industry averages as well as multiple residential buildings that are essentially at full capacity. The performance of our managed portfolio clearly demonstrates the "flight-to-quality" trend that is reshaping the commercial real estate landscape. It is also a testament to our dedicated team of professionals who show up every day to make a difference for our customers, our stakeholders, and in the communities that we serve."

Mr. Clemente continued, "During the quarter, our long-term vision for The Row at Reston Station started coming into focus. We topped off two new buildings, Virginia's first-ever JW Marriott Hotel and Residences and the BLVD Haley residential tower. We held a grand opening for a state-of-the-art VIDA Fitness facility, the first of several exciting retail openings scheduled to occur during the next year, which impressively has already attracted approximately 2,000 members. In addition, we opened the on-site sales office for the JW Marriott-branded residences that will occupy the top half of the 28-story tower and begin delivering in mid-2025. I am pleased to report that pre-sales of the residences are currently exceeding projections on both volume and pricing, a strong indicator that sales of the remaining units will continue. I look forward to reporting on our accomplishments in the upcoming periods as we continue to focus on driving further value for all stakeholders."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q1 2024	Q1 2023	YTD 2024	YTD 2023
Revenue	$ 10,753	$ 8,967	$ 21,391	$ 19,242
Net income	$ 946	$ 475	$ 1,856	$ 1,229
Adjusted EBITDA	1,601	1,027	3,087	2,653
Net income per share — diluted	$ 0.09	$ 0.05	$ 0.18	$ 0.12
Managed Portfolio - # of assets	69	45	69	45

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

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Additional Information • Commercial managed portfolio leased percentage of 93%1; 16 leases representing over 100,000 square feet executed YTD, including ~75,000 square feet leased to new office and retail tenants. • Residential managed portfolio leased percentage of 97%; more than 300 units leased YTD. • Continued rapid expansion of ParkX AUM led to QTD and YTD increases in total revenue of 91% and 67%, respectively. • Significant activity from key assets located at The Row, which represents the second phase of the Reston Station development, including: ◦ Continued construction progress on the JW Marriott Hotel & Residences; double-digit pre-sales of condominiums located in the building, exceeding expectations for sales projections and pricing. ◦ Continued construction progress on two new Trophy-Class office towers that will be ready for occupancy in 2025 and 2026, one of which includes the flagship 50,000 square foot VIDA Fitness that opened in May 2024. Both buildings are attracting considerable interest from office tenants seeking to relocate from aging office parks to the well-planned, mixed-use, and transit-oriented developments in the Dulles Corridor. • Significant progress on design and retail leasing for Midline at Reston Station, the next phase of the Reston Station development; includes an anchor tenant, Fresh Market, among other leases. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. Investor Contact Media Contact Christopher Guthrie publicrelations@comstock.com Executive Vice President & Chief Financial Officer 301-785-6327 cguthrie@comstock.com 703-230-1292 2 1 % represents stabilized assets and excludes recently delivered office tower from The Row at Reston Station

June 30, December 31, 2024 2023 Assets Current assets: Cash and cash equivalents $ 17,431 $ 18,788 Accounts receivable, net 437 496 Accounts receivable - related parties 6,106 4,749 Prepaid expenses and other current assets 514 353 Total current assets 24,488 24,386 Fixed assets, net 545 478 Intangible assets 144 144 Leasehold improvements, net 74 89 Investments in real estate ventures 6,239 7,077 Operating lease assets 6,358 6,790 Deferred income taxes, net 10,318 10,885 Deferred compensation plan assets 390 53 Other assets 24 37 Total assets $ 48,580 $ 49,939 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 1,433 $ 4,681 Accounts payable and accrued liabilities 882 838 Current operating lease liabilities 888 854 Total current liabilities 3,203 6,373 Deferred compensation plan liabilities 391 77 Operating lease liabilities 5,819 6,273 Total liabilities 9,413 12,723 Stockholders' equity: Class A common stock 96 94 Class B common stock 2 2 Additional paid-in capital 202,205 202,112 Treasury stock (2,662) (2,662) Accumulated deficit (160,474) (162,330) Total stockholders' equity 39,167 37,216 Total liabilities and stockholders' equity $ 48,580 $ 49,939 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Revenue $ 10,753 $ 8,967 $ 21,391 $ 19,242 Operating costs and expenses: Cost of revenue 8,907 7,681 17,792 16,004 Selling, general, and administrative 546 572 1,081 1,136 Depreciation and amortization 73 71 141 138 Total operating costs and expenses 9,526 8,324 19,014 17,278 Income (loss) from operations 1,227 643 2,377 1,964 Other income (expense): Interest income 166 — 307 — Gain (loss) on real estate ventures (101) (68) (294) (479) Other income (expense), net 11 47 33 47 Income (loss) from operations before income tax 1,303 622 2,423 1,532 Provision for (benefit from) income tax 357 147 567 303 Net income (loss) $ 946 $ 475 $ 1,856 $ 1,229 Weighted-average common stock outstanding: Basic 9,830 9,632 9,812 9,608 Diluted 10,300 10,052 10,243 10,060 Net income (loss) per share: Basic $ 0.10 $ 0.05 $ 0.19 $ 0.13 Diluted $ 0.09 $ 0.05 $ 0.18 $ 0.12 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Net income (loss) $ 946 $ 475 $ 1,856 $ 1,229 Interest income (166) — (307) — Income taxes 357 147 567 303 Depreciation and amortization 73 71 141 138 Stock-based compensation 290 266 536 504 (Gain) loss on real estate ventures 101 68 294 479 Adjusted EBITDA $ 1,601 $ 1,027 $ 3,087 $ 2,653 The increases in Adjusted EBITDA for the three and six months ended June 30, 2024 were primarily driven by the significant increases in recurring fee-based property management revenue in the current period. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5